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                                                                     EXHIBIT 5.1

                            GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                                MIAMI, FL 33131


                                August 31, 1999


Perfumania, Inc.
11701 N.W. 101st Road
Miami, FL 33178

         Re:  OFFERING OF SHARES PURSUANT TO REGISTRATION STATEMENT ON FORM S-1
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Gentlemen:


         We have acted as counsel to Perfumania, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 1,787,544 shares of the Company's common stock, par value $.01 per share, some of which are issued and outstanding (the "Issued Shares") and some of which will be issued upon conversion of convertible promissory notes (the "Reserved Shares").


         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation, as amended, and Bylaws of the Company as currently in effect, (b) the Registration Statement and exhibits thereto, (c) certain resolutions adopted by the Board of Directors of the Company, and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.


         Based on and subject to the foregoing, we are of the opinion that the Issued Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable. Further, we are of the opinion that the Reserved Shares have been duly and validly authorized and when issued upon conversion of the convertible promissory notes, will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ GREENBERG TRAURIG, P.A.

                                               GREENBERG TRAURIG, P.A.